Exhibit 5.1

May 17, 2024

Calumet, Inc.

2780 Waterfront Parkway East Drive, Suite 200

Indianapolis, Indiana 46214

Ladies and Gentlemen:

We have acted as counsel to Calumet, Inc., a Delaware corporation (“Company”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 5, 2024, as amended and supplemented through the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Conversion Agreement, dated February 9, 2024 (as it may be further amended, supplemented or otherwise modified from time to time, the “Conversion Agreement”), among the Company, Calumet Specialty Products Partners, L.P. (the “Partnership”), the Calumet GP, LLC, the general partner of the Partnership (the “General Partner”), Calumet Merger Sub I LLC, a wholly owned subsidiary of the Company (“Merger Sub I”), Calumet Merger Sub II LLC, a wholly owned subsidiary of the Company (“Merger Sub II”), and the sponsor parties named therein (the “Sponsor Parties”), as amended by the First Amendment to Conversion Agreement, dated April 17, 2024 (the “First Amendment to Conversion Agreement”). If the transactions contemplated by the Conversion Agreement are completed, (i) the General Partner will make an election to be taxable as a corporation for U.S. federal income tax purposes, (ii) Merger Sub II will merge with and into the Partnership with the Partnership continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Partnership Merger”) and (iii) Merger Sub I will merge with and into the General Partner with the General Partner continuing as the surviving entity and a wholly owned subsidiary of the Company (the “GP Merger” and, together with the Partnership Merger, the “Mergers”).

Under the terms of the Conversion Agreement, among other things, at the effective time of the Partnership Merger, each outstanding common unit representing limited partner interests in the Partnership (“common units”) will be exchanged into the right to receive one share of common stock, par value $0.01 per share, of the Company (“common stock”). Among other things, at the effective time of the GP Merger, all outstanding equity interests of the General Partner will be exchanged into the right to receive an aggregate amount of 5,500,000 shares of common stock and 2,000,000 warrants to purchase common stock at an exercise price of $20.00 per share (subject to adjustment) (the “Warrants”).

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of (a) 80,225,093 shares of common stock to be issued to the Partnership’s unitholders in exchange for their outstanding common units (the “Partnership Merger Consideration Shares”), (b) (i) 5,500,000 shares of the common stock (the “GP Merger Consideration Shares” and, together with the Partnership Merger Consideration Shares, the “Merger Consideration Shares”) and (ii) 2,000,000 Warrants, in each case, to be issued to the Sponsor Parties in exchange for their equity interest in the General Partner and (c) up to 2,000,000 shares of common stock underlying the Warrants (the “Warrant Shares” and, together with the Merger Consideration Shares, the “Shares”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of:

(a)

the Partnership Restructuring Agreement, dated as of November 9, 2023, by and among, the Partnership, the General Partner and the other parties thereto, filed as Exhibit 2.3 to the Registration Statement;

(b)

the First Amendment to Partnership Restructuring Agreement, dated as of February 9, 2024, by and among, the Partnership, the General Partner and the other parties thereto, filed as Exhibit 2.4 to the Registration Statement;

(c)	the Conversion Agreement, filed as Exhibit 2.1 to the Registration Statement;

(d)	the First Amendment to Conversion Agreement, filed as Exhibit 2.2 to the Registration Statement;

(e)	the Registration Statement;

(f)

the form of proposed Amended and Restated Certificate of Incorporation of the Company, to be filed with the Delaware Secretary of State (the “Certificate of Incorporation”), in the form filed as Exhibit 3.3 to the Registration Statement and attached as Annex 2 to the First Amendment to Conversion Agreement;

(g)

the form of proposed Amended and Restated Bylaws of the Company, to be adopted in connection with the Mergers, in the form filed as Exhibit 3.4 to the Registration Statement and attached as Annex 1 to the First Amendment to Conversion Agreement Amendment;

Calumet, Inc.

May 17, 2024

(h)

the form of proposed Warrant Agreement, to be entered into between the Company, the Sponsor Parties and the warrant agent named therein in connection with the Mergers, in the form filed as Exhibit 4.9 to the Registration Statement and attached as Annex G to the Conversion Agreement; and

(i)

such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or appropriate in order to deliver these opinions.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(a)

prior to effecting the Mergers and prior to the issuance of the Shares and the Warrants by the Company: (i) the Registration Statement, and any supplements thereto (including all post-effective amendments), will be effective and will comply with all applicable laws, (ii) the unitholders of the Partnership will have approved, among other things, the Conversion Agreement and the classification of the Company’s Board of Directors; and (iii) all other necessary action will have been taken under the applicable laws of the State of Delaware to authorize and permit the Mergers, and any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the Mergers will have been obtained;

(b)	the Certificate of Incorporation has been duly executed and filed with the Office of the Secretary of State of the State of Delaware; and

(c)	the Warrant Agreement has been duly executed and delivered by the Company and each other party thereto.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Merger Consideration Shares, when issued in accordance with the Conversion Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants, when issued and delivered in accordance with the terms of the Warrant Agreement and the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Warrant Shares, when and if issued upon exercise of the Warrants and payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and, for purposes of paragraphs 1 and 3 above, the Delaware General Corporation Law (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 and 3 above. This opinion is limited to the effect of the current state of the laws of the State of New York and, to the limited extent set forth above, the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving these consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Gibson, Dunn & Crutcher LLP